Exhibit 10.50

FRANKLIN FINANCIAL NETWORK, INC.

2007 OMNIBUS EQUITY INCENTIVE PLAN

AWARD AGREEMENT FOR RESTRICTED STOCK

THIS AWARD AGREEMENT (the “Agreement’) is made and entered into this      day of             , 2013 by and between Franklin Financial Network, Inc. (the “Corporation”), and                      (the “Participant”) pursuant to the Franklin Financial Network, Inc. 2007 Omnibus Equity Incentive Plan (the “Plan”). Capitalized terms used but not defined herein shall have the same meanings set forth in the Plan.

W I T N E S S E T H:

WHEREAS, pursuant to the Plan and subject to the execution of this Agreement, the Committee has granted, and the Participant desires to receive, an Award.

NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. AWARD OF RESTRICTED STOCK. On the date specified on Exhibit A attached hereto (the “Date of Award”) and conditional upon the execution of this Agreement, the Corporation awarded to the Participant an Award (the “Award”) in the form of the number of shares of Restricted Stock (the “Shares”) as is set forth on Exhibit A from the authorized and unissued or treasury Corporation Stock at and for the purchase price set forth on Exhibit A.

2. RESTRICTIONS. The Shares as to which the restrictions shall not have lapsed and which are not vested shall be forfeited upon effective date of the termination of the Participant’s status as an employee of the Corporation; provided, however, that all unvested Shares shall be 100% vested and no longer subject to forfeiture immediately before the effective date of the termination of the Participant’s status as an employee if such termination is due to (A) the Participant’s death, (B) the Participant’s Disability, (C) the Participant’s Retirement (defined below), or (D) a Change in Control. The Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until such restrictions lapse and the Shares vest. During the period prior to the lapse of such restrictions and the vesting of such Shares, any stock dividends paid with respect to the Shares shall be subject to the same restrictions and vesting period as the Shares with respect to which they are paid. For purposes of this Agreement, “Retirement” is defined as Participant’s attainment of age 68, or the Participant’s age plus the Participant’s “years of service” as defined under the retirement plan covering the Participant, with the Corporation or any Subsidiary of the Corporation, equal to 68.

3. CERTIFICATES FOR SHARES OF RESTRICTED STOCK. Certificates respecting the Shares shall be registered in the Participant’s name.

4. SECURITIES LAW RESTRICTIONS. Acceptance of this Agreement shall be deemed to constitute the Participant’s acknowledgement that the Shares shall be subject to such restrictions and conditions on any resale and on any other disposition as the Corporation shall deem necessary under any applicable laws or regulations or in light of any stock exchange requirements.

5. LEGEND. In order to enforce the restrictions imposed on the Shares, the certificates representing such Shares shall bear the following legend:

THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND CORPORATION. A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICES OF THE SECRETARY OF THE CORPORATION, 722 COLUMBIA AVENUE, FRANKLIN, TN 37064.

Such legend shall be removed as the restrictions lapse with respect to such Shares and the Shares vest.

6. MISCELLANEOUS.

The Participant’s rights under this Agreement can be modified, suspended or canceled only in accordance with the terms of the Plan. This Agreement may not be changed orally, but may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

The invalidity or unenforceability of any provision hereof shall in no way affect the validity of enforceability of any other provision of this Agreement.

This Agreement shall bind all parties, their respective heirs, executors, administrators and assigns. Nothing contained herein shall be construed as an authorization or right of any party to assign their respective rights or obligations hereunder and the Participant shall have no right to assign this Agreement, and any such attempted assignment shall be ineffective. This Agreement shall be binding upon the Corporation and its successors or assigns.

This Agreement shall be subject to the applicable provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference in this Agreement and the terms of the Plan shall govern in the event of any inconsistency between the Plan and this Agreement.

This Agreement shall be interpreted and construed according to and governed by the laws of the State of Tennessee.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FRANKLIN FINANCIAL NETWORK, INC.

By:

Title:

PARTICIPANT

EXHIBIT A

TO

AWARD AGREEMENT FOR RESTRICTED STOCK between Franklin Financial Network, Inc. and                     .

1.	Date of Award:

2.	Number of Shares of Restricted Stock:

3.	Fair Market Value of Each Share:

4.	Vesting Date (20% Vested Annually):

Percent Vested	Amount Vested	Date Vested
20%
20%
20%
20%
20%

A-1